UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2006

Network Equipment Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	0-15323 (Commission File Number)	94-2904044 (IRS Employer Identification No.)

6900 Paseo Padre Parkway, Fremont, California 94555, ph: (510) 713-7300
(Address and telephone number of registrant's principal executive offices)

Not applicable
(Former name or former address if changed since last report)

Item 1.01. Entry into a Material Definitive Agreement

On May 5, 2006, Network Equipment Technologies, Inc. entered into a revised “Change of Control Agreement” with each of C. Nicholas Keating, Jr. (CEO), John F. McGrath, Jr. (VP and CFO), Talbot Harty (VP Marketing) and Frank Slattery (VP and General Counsel), all of whom are executive officers of the Company. Each such individual had previously had an agreement with the Company providing for immediate vesting of all the executive officer’s outstanding stock options in the event of the termination (including specified actions that would constitute a constructive termination) of the executive officer’s employment within one year after a Corporate Transaction or Change of Control as those terms are defined in the Company’s 1993 Stock Option Plan. The revised agreements continue to provide for accelerated vesting, and, among other changes, additionally provide for payment of one year’s salary upon such an event.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

10.39*

Form of Change of Control Agreement entered into on May 5, 2006 between the Company and each of C. Nicholas Keating, Jr., John F. McGrath, Jr., Talbot Harty and Frank Slattery

* Management compensation plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Network Equipment Technologies, Inc.
Date: May 10, 2006	By: /s/ JOHN F. MCGRATH JR. Name: John F. McGrath, Jr. Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number

Description

10.39

Form of Change of Control Agreement entered into on May 5, 2006 between the Company and each of C. Nicholas Keating, Jr., John F. McGrath, Jr., Talbot Harty and Frank Slattery